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                                                                    EXHIBIT 23.4
                             TAX ADVISORS' CONSENT
Board of Directors
Security Capital Bancorp
Board of Directors
CCB Financial Corporation
     We consent to the inclusion of our tax opinion dated December 20, 1994, regarding the federal and North Carolina income tax consequences of the Merger, in Exhibit No. 8 of the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission and the references to our firm under the headings "SUMMARY -- Certain Income Tax Consequences", and "THE
MERGER -- Certain Income Tax Consequences" in the Prospectus/Proxy Statement.
                                         KPMG PEAT MARWICK LLP
Raleigh, North Carolina
December 20, 1994